                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-80259; 333-14093; 333-14137; and 333-130598 on Form S-8 of our reports dated
December 15, 2006, relating to the consolidated financial statements and financial statement schedule of Synovis Life Technologies, Inc. (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for share-based compensation by adopting Statement of Financial Accounting Standards No. 123(R), as discussed in Note 7 to the consolidated financial statements), and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2006.


/S/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
January 10, 2007